UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2014

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2014, the board of directors of Restoration Hardware Holdings, Inc. (the “Company”) appointed Leonard A. Schlesinger, 61, as a Class I director, with a term expiring at the Company’s 2016 annual meeting of stockholders. Mr. Schlesinger will also serve as a member and chairman of the compensation committee of the board of directors of the Company, effective immediately.

Dr. Schlesinger has served as the Baker Foundation Professor of Business Administration at Harvard Business School, a role he returned to in July 2013, after having served as the President of Babson College from July 2008 until July 2013. From 1999 to 2007, Dr. Schlesinger held various executive positions at Limited Brands, including Vice Chairman of the board of directors and Chief Operating Officer. While at Limited Brands, he was responsible for the operational and financial functions across the enterprise including Express, Limited Stores, Victoria’s Secret Beauty, Bath and Body Works, C.O. Bigelow, Henri Bendel and the White Barn Candle Company. Dr. Schlesinger also previously served as Executive Vice President and Chief Operating Officer at Au Bon Pain Co., Inc. and as a director of numerous public and private retail, consumer products and technology companies. He has served as a member of the board of directors of Demandware, Inc. since September 2013. Dr. Schlesinger has also held leadership roles at leading MBA and executive education programs and other academic institutions, including twenty years at Harvard Business School where he served as the George Fisher Baker Jr. Professor of Business Administration. Dr. Schlesinger holds a Doctor of Business Administration from Harvard Business School, an MBA from Columbia University and a Bachelor of Arts in American Civilization from Brown University.

Dr. Schlesinger is eligible to receive the standard compensation paid to non-employee directors, as described in the Company’s Proxy Statement filed on Schedule 14/A on June 3, 2013. He is also expected to enter into the Company’s standard indemnification agreement.

A copy of the Company’s press release announcing the appointment of Dr. Schlesinger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

As previously disclosed, effective May 20, 2013, we ceased to be a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules. In accordance with NYSE requirements, before we ceased to be a “controlled company,” we appointed at least one independent member to each of the compensation and nominating committees. NYSE rules also require that we appoint at least a majority of independent members to such committees within 90 days of the date we ceased to be a “controlled company,” or August 18, 2013. We complied with this requirement within the period prescribed by the rules and our audit committee is fully independent.

NYSE rules also require that a majority of the directors on our board consists of independent directors and that our committees be composed entirely of independent directors within one year of such date, or May 20, 2014. In connection with the appointment of Dr. Schlesinger to our board of directors and the compensation committee of the board, Michael Chu has resigned from the compensation committee. Mr. Chu also resigned from his position on the nominating committee but remains a member of our board of directors. As a result of this change to the board and its committees, our board of directors consists of a majority of independent directors and all of our committees are composed entirely of independent directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 24, 2014 – Restoration Hardware Holdings, Inc. Appoints Dr. Leonard Schlesinger to Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: April 24, 2014	By:	/s/ Karen Boone
Karen Boone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 24, 2014 – Restoration Hardware Holdings, Inc. Appoints Dr. Leonard Schlesinger to Board of Directors.